Fair Trade Committee
Person in Charge:
Reviewed by:
Approved by:

Supplementary Agreement for Renewal of Agreement (Trade Period)
May 29, 2002

To Hanvit Bank

Taewoong Chung / CEO
K-Tronik Asia Corp.
656, Munhyeng-ri, Opo-myeon, Gwangju-si, Gyeonggi-do
Contractor: Taewoong Chung
Address:656, Munhyeng-ri, Opo-myeon, Gwangju, Gyeonggi-do
Tel( )

Joint Surety: Taewoong Chung
Address:111-1601, Lotte APT. Guro5-dong, Guro-gu, Seoul
Tel( )

Joint Surety: Taewoong Chung / Daekyung Ent Co., Ltd.
Address:442 Gwangmyeong Housing Complex, Haan3-dong,
Gwangmyeong, Gyeonggi-do
Tel( )

Supplementing the Agreement (for the loan for the purchase fund of a company) dated June 4 of 2001, the both parties agree to confirm the renewal of the Agreement (trade period) as follows.

1. (Limited) Amount Loaned before Renewal: 428 million KWR
2. Amount Partially Repaid (or, of which limit has been reduced): KWR
3. Loaned Amount Applied for Period Renewal: 428 million KWR
4. Applied Rate of Interest: Annually, Standard Money Rate + 3.01% per Total Limited Amount (Agreed Service Charge:   %) 5. Period (Trade Period) after Renewal: by May 29, 2003

Hanvit Bank